Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of iShares S&P GSCI™ Commodity-Indexed Trust (the “Trust”) on Form 10-Q for the period ended March 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jack Gee, Chief Financial Officer of iShares Delaware Trust Sponsor LLC, the Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934.

Date: May 6, 2016

/s/ Jack Gee

Jack Gee*

Chief Financial Officer

(Principal financial officer)

*     The registrant is a trust and Mr. Gee is signing in his capacity as an officer of iShares Delaware Trust Sponsor LLC, the Sponsor of the registrant.